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                                                                    EXHIBIT 4.8

                       COLLEGE TELEVISION NETWORK, INC.

                       6,250,000 SHARES OF COMMON STOCK
                          OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO STOCKHOLDERS OF
                       COLLEGE TELEVISION NETWORK, INC.

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

  This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by College Television Network, Inc. (the "Company") of 6,250,000 shares of common stock, par value $.005 per share (the "Common Stock"), of the Company, at a subscription price of $1.60 per share, pursuant to nontransferable subscription rights (the "Rights") distributed to holders of record of Common Stock as of the close of business on July 17, 1998 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Certificate registered in your name or the name of your nominee.

  Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to one Right for each 1.2850 shares of Common Stock owned by such beneficial owner. No fractional Rights will be issued and no cash in lieu thereof will be paid.

  We are asking you to contact your clients for whom you hold Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents (the "Subscription Documents"):

    1. The Prospectus;

    2. Subscription Certificate(s) evidencing Rights;

    3. The "Instructions as to Use of College Television Network, Inc. Subscription Documents" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9 and a Substitute Form W-9);

    4. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

    5. A Notice of Guaranteed Delivery for Subscription Documents issued by College Television Network, Inc.;

    6. A return envelope addressed to American Stock Transfer & Trust Company, the Subscription Agent;

    7. A DTC Participant Oversubscription Form; and

    8. Nominee Holder Certification.

  Your prompt action is requested. The Rights will expire at 5:00 p.m., New
York City time, on      , 1998, unless extended by the Company (the
"Expiration Date").

  To exercise the Rights, properly completed and executed applicable Subscription Documents (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date.

  Subscription Documents will not be mailed to holders of Common Stock whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise the Rights represented thereby, such holders must contact the Subscription Agent
on or prior to 5:00 p.m. New York City time, on      , 1998.
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  Additional copies of the enclosed materials, as well as the certification needed to round up fractional shares, may be obtained from Patrick G. Doran, of the Company. Mr. Doran's toll-free telephone number is (800) 256-1636.

                                          Very truly yours,

                                          COLLEGE TELEVISION NETWORK, INC.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF COLLEGE TELEVISION NETWORK, INC. OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON SHARES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.